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EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our reports dated March 16, 2001 (except for Note 20, as to which the date is June 7, 2001), accompanying the consolidated financial statements included in the Annual Report of Life Financial Corporation included in Form 10-K/A for the year ended December 31, 2000. We herby consent to the incorporation by reference of said reports in the Registration Statement of Life Financial Corporation on Form S-8 (File No. 333-51425).

                      /s/ Grant Thornton LLP

Irvine, California
November 29, 2001

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS